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                                                                   Exhibit 23.1

                         Independent Auditors' Consent

The Board of Directors
FNB Corp.:

   We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in the proxy statement/prospectus.

                                          /s/ KPMG LLP

Greenville, South Carolina
April 29, 2002

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                         Independent Auditors' Consent

   We consent to the use in the Registration Statement of FNB Corp. on Form S-4 of our report dated February 8, 2002, except as to note 16, which is as of February 28, 2002, on the consolidated financial statements of Rowan Bancorp, Inc. and Subsidiary, and to the reference to our firm under the heading "Experts" in the Registration Statement.

                                          /s/ KPMG LLP

Charlotte, North Carolina
April 29, 2002